UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

TIENS BIOTECH GROUP (USA), INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49666	75-2926439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700
(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 22-8213-7658

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2007, Tiens Biotech Group (USA), Inc.’s (the “Company”) subsidiary, Tianshi International Holdings Group Limited (“Tianshi International”), and the Company’s 80% owned subsidiary, Tianjin Tianshi Biological Development Co., Ltd. (“Biological”), entered a Sale and Purchase Agreement (the “Purchase Agreement”) with Tianshi International Investment Group Co., Ltd. (the “Seller”) and Tianjin Tianshi Biological Engineering Co., Ltd. (“Engineering”).

Under the Purchase Agreement, Tianshi International will purchase from the Seller all of the registered share capital of Tianjin Tiens Life Resources Co., Ltd. (“Life Resources”).

Life Resources owns land use rights to two properties, one approximately 171,162 square meters and the other 163,102 square meters, in Tianjin, China, which rights continue through August 2, 2055 and November 20, 2056, respectively. The land is owned by the government of the People’s Republic of China (the “PRC”). Life Resources has begun construction of buildings on the land and is party to construction and other contracts with third parties related to the construction of buildings on the land.

Life Resource’s land is located approximately seven kilometers away from the Company’s current headquarters. The Company anticipates continuing the construction of buildings on the property, which will serve as its new headquarters and include facilities for administration offices, R&D, production, warehouse, logistics and employee residence halls.

The aggregate consideration for the purchase of the shares of Life Resources is RMB 474,674,415 (or approximately US $64.4 million at a currency exchange rate of 1 USD = 7.37 RMB), payable as follows:

(a) RMB 211,250,411 (or approximately US $28.7 million) is payable by the cancellation of a loan in the principal amount of RMB 200,000,000 (or approximately US $27.1 million), dated September 27, 2007, by and between Biological, as lender, and Engineering, as borrower;

(b) RMB 122,334,054 (or approximately US $16.6 million) is payable by the cancellation of other receivables in the same amount owed by Engineering to Biological; and

(c) RMB 141,089,950 (or approximately US $19.1 million) is payable in cash.

The purchase of the shares of Life Resources will close once a Registered Share Capital Transfer Agreement is approved by and filed with the PRC government.

Jinyuan Li, the Chief Executive Officer, President and Director of the Company, owns a controlling interest in the Seller. Tianjin Tianshi Group Co., Ltd. (“Tianshi Group”) and Baolin Li, Jinyuan Li’s daughter, together own Engineering. Tianshi Group is owned by Jinyuan Li and Baolin Li. Tianshi Group and Baolin Li together own Tianjin Tianshi Pharmaceuticals Co., Ltd., which owns the 20% minority interest in Biological. The percentage ownership of each entity (other than the Seller) is further described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities Exchange Commission on March 29, 2007.

The purchase price for Life Resources was established through an independent appraiser firm, Vigers Appraisal and Consulting Limited, in Hong Kong. The acquisition Life Resources was unanimously approved by the Board of Directors of the Company on December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIENS BIOTECH GROUP (USA), INC.

Date: December 27, 2007	By:	/s/ Wenjun Jiao
Name: Wenjun Jiao
Title: Chief Financial Officer